Exhibit (e)(2)

                         Form of DISTRIBUTION AGREEMENT

                  This Agreement made as of the 1st day of October 1, 2001 by and between The Glenmede Fund, Inc., a Maryland corporation (the "Fund") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor").

                                   WlTNESSETH:

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and it is in the interest of the Fund to offer its shares for sale continuously;

                  WHEREAS, the Fund offers Shares in one or more series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 19, being herein referred to as a "Series," and collectively as the "Series") and the Fund offers shares of one or more classes of each Series as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Fund in a Series being herein referred to as a "Class," and collectively as the "Classes");

                  WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

                  WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of each Series and Class (collectively referred to herein as the "Shares") of the Fund;

                  NOW, THEREFORE, the parties agree as follows:

                  1. Appointment of Distributor. The Fund hereby appoints the Distributor as exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Fund's transfer agent in the manner set forth in the Prospectuses (as defined below). The Fund reserves the right to sell Shares directly to investors through subscriptions received by the Fund. In addition, the rights given under this Agreement to the Distributor shall not apply to Shares issued in connection with the merger, consolidation or reorganization of any other investment company with a Series; a Series' acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or the reinvestment in Shares by a Series' shareholders of dividends or other distributions or any other offering by the Fund of securities to its shareholders. In return for the services to be performed by the Distributor hereunder, the Distributor shall be paid in the manner agreed to by the parties hereto. It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

                  2. Services and Duties of the Distributor.

                           (a) The Distributor agrees to use reasonable efforts to sell the Shares as shall then be effectively registered under the Securities Act of 1933 (the "1933 Act"), as agent for the Fund, from time to time during the term of this Agreement upon the terms and conditions contained herein and described in the then current Prospectus relating to the Shares. As used in this Agreement, the term "Prospectus" shall mean a prospectus and statement of additional information included as part of the Fund's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed from time to time by the Fund with the Securities and Exchange Commission ("SEC") and currently effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares. The Fund reserves the right to suspend the offering of shares of any or all of its Series or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension the Distributor shall cease to offer shares of the Funds or Classes thereof specified in the notice.

                           (b) Upon commencement of operations of any Shares, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Fund's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed accepted and shall be effective at the time and in the manner set forth in the Shares' Prospectuses. The Distributor shall not make any short sales of Shares.

                           (c) The offering price of the Shares shall be the net asset value per share of the Shares, plus the sales charge, if any, (determined as set forth in the Prospectuses). The Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

                           (d) The Distributor shall have the right, with prior written agreement of the Fund, to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") for the sale of Shares. Shares sold to selected dealers shall be for resale by such dealers only at the offering price of the Shares as set forth in the Prospectuses. The Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD, unless such dealers are not eligible for membership in the NASD.

                  3. Representations and Warranties of the Distributor.

                           (a) The Distributor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power and authority, corporate and otherwise, to consummate the transactions contemplated by this Agreement. The Distributor is duly qualified to carry out its business, and is in good standing, in any state where such qualification is required for the Distributor to carry out its duties under this Agreement.

                           (b) Neither the execution and delivery of this Agreement nor the performance of the obligations contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of the Distributor or any applicable laws.

                           (c) The Distributor is registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD, the Distributor will abide by the rules and regulations of the NASD and will notify the Fund if its membership in the NASD is terminated or suspended.

                  4. Duties of the Fund.

                           (a) Maintenance of Federal Registration. The Fund shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and, unless the Fund gives the Distributor notice to the contrary, maintain registration of a sufficient number of Shares under the 1933 Act. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

                           (b) Maintenance of "Blue Sky" Qualifications. The Fund shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund or the series as a broker or dealer in such states; provided that the Fund shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in the Prospectuses, to qualify as a foreign Fund in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. Any registration or qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be reasonably required by the Fund or its Shares in connection with such registration or qualification.

                           (c) Copies of Reports and Prospectuses. The Fund shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of Prospectuses and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

                  5. Expenses. Expenses connected with the Fund shall be allocable between the Fund and the Distributor as follows:

                           (a) The Distributor shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

                           (b) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: the fees of the Fund's investment adviser; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Fund; the fees of any Fund administrator; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; any fee paid pursuant to any distribution plan, if and when adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act; all taxes, including securities issuance and initial transfer taxes, and corporate fees payable by the Fund to federal, state or other governmental agencies; all costs and expenses in connection with the organization of the Fund and the Shares and the registration of the Shares with the SEC and under state securities laws and in connection with maintenance of registration of the Fund and the Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including printing setup charges, and distributing Prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Directors who are not interested persons (as such term is defined in the 1940 Act) of the Fund ("Non-Interested Directors") or members of any advisory board or committee established by the Non-Interested Directors; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Fund's Shares; charges and expenses of legal counsel to the Fund and to the Non-Interested Directors, and of independent accountants to the Fund, in connection with any matter relating to the Fund; membership dues paid by the Fund to industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Fund which inure to its benefit; extraordinary expenses of the Fund (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise.

                           (c) Except as specified in Section 5(b), the Distributor shall be entitled to no compensation by the Fund or reimbursement of expenses from the Fund for the services provided by the Distributor pursuant to this Agreement.

                  6. Conformity with Applicable Law and Rules. The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

                  7. Independent Contractor. In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

                  8. Indemnification.

                           (a) Indemnification of Fund. The Distributor agrees to indemnify and hold harmless the Fund and each of its present or former Directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Fund within the meaning of
       Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives (including, without limiting the foregoing, any wrongful or unauthorized sales activities of the Distributor or any of its registered representatives, as defined under the By-Laws of the NASD, including any failure to conform with any requirement of any state or federal law relating to the sale of Shares), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by the Distributor. The Distributor shall also indemnify and hold harmless the Fund, its officers and directors and control persons from any liability to the Fund or to the holders of Shares by reason of the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. In no case (i) is the Distributor's indemnity in favor of the Fund, or any person indemnified to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Fund's or such person's duties or by reason of reckless disregard of the Fund's or such person's obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

                           The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Fund, and the persons indemnified as defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Fund and the persons indemnified as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them and will provide advances for payment of the reasonable expenses incurred by them in connection with the matters as to which it or they are seeking indemnification in the matter and to the fullest extent permissible by law. The Distributor agrees to promptly notify the Fund of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

                           (b) Indemnification of the Distributor. The Fund agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of the Fund's Directors, officers, employees or representatives (including, without limiting the foregoing, any wrongful or unauthorized sales activities of the Fund, except unauthorized sales activities performed by the Distributor, as defined under the By-Laws of the NASD, including any failure to conform with any requirement of any state or federal law relating to the sale of Shares), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by the Distributor. The Fund shall also indemnify and hold harmless the Distributor, its officers and directors and control persons from any liability to the Fund or to the holders of Shares by reason of the Fund's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. In no case
       (i) is the Fund's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Distributor's or such person's duties or by reason of reckless disregard of the Distributor's or such person's obligations and duties under this Agreement or (ii) is the Fund to be liable under their indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Fund of any such claim shall not relieve the Fund from any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this Paragraph.

                           The Fund shall be entitled to participate, at its own expense, in the defense, or, if the Fund so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the Distributor, and to the persons indemnified as defendant or defendants, in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such legal counsel, the Distributor, the persons indemnified as defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the Distributor and the persons indemnified as defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them and will provide advances for payment of the reasonable expenses incurred by them in connection with the matters as to which it or they are seeking indemnification in the matter and to the fullest extent permissible by law. The Fund agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its Directors, officers, employees or representatives in connection with the issue or sale of any Shares.

                  9. Authorized Representations. The Distributor is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a Registration Statement or Prospectus filed with the SEC under the 1933 Act and/or the 1940 Act, covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other written material that may be prepared by or on behalf of the Fund for the Distributor's use. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Fund.

                  10. Term of Agreement. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until October 31, 2002. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by (i) the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of each Series of the Fund and, (ii) by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

                  11. Amendment or Assignment of Agreement. This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

                  12. Termination of Agreement. This Agreement may be terminated by either party, without the payment of any penalty, upon 60 days' notice in writing to the other party.

                  13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Notwithstanding any other provision of this Agreement, the Distributor and the Fund agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series and that no Series shall be liable or shall be charged for any debt, obligation or liability of any other Series, whether arising under this Agreement or otherwise.

                  Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Fund of responsibility for and control of the conduct of the affairs of the Fund.

                  14. Definition of Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons," "assignment," and "affiliated person," as used in Paragraphs 10, 11 and 12 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  15. Compliance with Securities Laws. The Fund represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will materially comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act.

                  16. Confidentiality. The Distributor agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, including any Non-public Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P") promulgated under the Gramm-Leach-Bliley Act (the "Act") and not to use such records and information for any purpose other than performance of its responsibilities hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld when requested to divulge such information by duly constituted authorities and may not be withheld when the Distributor would be exposed to civil or criminal contempt proceedings for failure to comply, and the Distributor shall disclose all such records and information to the Fund's investment adviser and other service providers upon request or as otherwise permitted by Regulation S-P or the Act.

                  17. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor at 615 East Michigan Street, Milwaukee, WI 53202, Attention: President; or to the Fund, c/o The Glenmede Trust Company at One Liberty Place, 1650 Market Street, Suite 1200, Philadelphia, PA 19103, Attention: Mary Ann B. Wirts, President.

                  18. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the date first written above.

                                         THE GLENMEDE FUND, INC.


                                         By:____________________________________
                                            Name:
                                            Title:



                                         QUASAR DISTRIBUTORS, LLC


                                         By:____________________________________
                                            Name:
                                            Title:

                             THE GLENMEDE FUND, INC.
                             DISTRIBUTION AGREEMENT

                                   Appendix A
                              as of October 1, 2001

======================================================================================
Funds of The Glenmede Fund, Inc.                    Class
--------------------------------------------------------------------------------------
Government Cash Portfolio                           Single class of shares
--------------------------------------------------------------------------------------
Tax-Exempt Cash Portfolio                           Single class of shares
--------------------------------------------------------------------------------------
Core Fixed Income                                   Single class of shares
--------------------------------------------------------------------------------------
Strategic Equity Portfolio                          Single class of shares
--------------------------------------------------------------------------------------
Institutional International Portfolio               Single class of shares
--------------------------------------------------------------------------------------
International Portfolio                             Single class of shares
--------------------------------------------------------------------------------------
Small Capitalization Value Portfolio                Institutional Shares
                                                    Advisor Shares
--------------------------------------------------------------------------------------
Large Cap Value Portfolio                           Single class of shares
--------------------------------------------------------------------------------------
Small Capitalization Growth Portfolio               Single class of shares
--------------------------------------------------------------------------------------
Core Value Portfolio                                Single class of shares
======================================================================================


The Glenmede Fund, Inc.                         Quasar Distributors, LLC


By: _______________________                     By: __________________________
    Name:                                           Name:
    Title:                                          Title: